UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On June 6, 2008, at the annual meeting of shareholders of Chesapeake Energy Corporation (the “Company”), the Company’s shareholders voted to adopt an amendment to increase the number of shares of Company common stock subject to the Long Term Incentive Plan (the “LTIP”) by 8 million shares, from 17 million to 25 million shares.  The LTIP, as amended, appears as Exhibit A to the definitive proxy statement for the meeting, which was filed with the Securities and Exchange Commission on April 29, 2008.  The description of the LTIP under the caption "Plan Features" on pages 9-13 of the proxy statement, a part of the discussion of Voting Item 2 — Proposal to Amend Long Term Incentive Plan, is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary